Exhibit 5.2

Suite 1509 15/F Jardine House 1 Connaught Place Central, Hong Kong Phone: 852-3972-4955 Fax: 852-3972-4999 Website: www.wsgr.com	香港中環 康樂廣場一號 怡和大廈15樓 1509室 電話: 852-3972-4955 傳真: 852-3972-4999 網址: www.wsgr.com

October 26, 2020

Ebang International Holdings Inc.

26-27/F, Building 3, Xinbei Qianjiang International Building

Qianjiang Economic and Technological Development Zone

Yuhang District, Hangzhou, Zhejiang, 311100

People’s Republic of China

Re:      Registration Statement on Form F-1 (File No. 333-249647)

Ladies and Gentlemen:

We have acted as special United States counsel to Ebang International Holdings Inc., a company incorporated under the laws of the Cayman Islands (the “Company”), in connection with the filing of a registration statement on Form F-1 (Reg. No. 333-249647) (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the following securities of the Company: (i) up to US$50,000,000 worth of Class A ordinary shares (“Class A Ordinary Shares”), par value HK$0.001 per share (the “Shares”), (ii) warrants exercisable to purchase up to US$28,750,000 worth of Class A Ordinary Shares (the “Warrants”), and (iii) up to US$28,750,000 worth of Class A Ordinary Shares underlying the Warrants (the “Warrant Shares”). The Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities.”

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the authentic originals of such documents; (iv) each natural person signing any document reviewed by us had the legal capacity to do so; and (v) the certificates representing the Securities will be duly executed and delivered.

We have also assumed that (i) the Company has been duly incorporated, and is validly existing and in good standing; (ii) the Company has requisite legal status and legal capacity under the laws of the jurisdiction of its incorporation, (iii) the Company has complied and will comply with all aspects of the laws of the jurisdiction of its incorporation, in connection with the transactions contemplated by, and the performance of its obligations under the Warrants; (iv) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrants; (v) the Warrants have been duly authorized by all requisite corporate action on the part of the Company; (vi) except to the extent expressly stated in the opinions contained herein, the opinions stated herein are limited to the agreements specifically identified in exhibit 1.1 (Form of Placement Agency Agreement), exhibit 4.2 (Form of Warrant) and exhibit 10.4 (Form of Securities Purchase Agreement) to the Registration Statement without regard to any agreement or other document referenced in such agreement (including agreements or other documents incorporated by reference or attached or annexed thereto); (vii) service of process will be effected in the manner and pursuant to the methods of the State of New York at the time such service is effected; and (viii) at the time of exercise of the Warrants, a sufficient number of Class A Ordinary Shares that have been reserved by the Company’s board of directors or a duly authorized committee thereof will be authorized and available for issuance and that the consideration for the issuance and sale of the Class A Ordinary Shares in connection with such exercise is in an amount that is not less than the par value of such Class A Ordinary Shares.

Wilson Sonsini Goodrich & Rosati

威爾遜 ● 桑西尼 ● 古奇 ● 羅沙迪律師事務所

Partners 合夥人: Weiheng Chen 陳煒恒, Zhao Jin 金朝*, Dan Ouyang 歐陽丹*, Wanda Woo 胡芷筠, Winfield Lau 劉泳暉

*Not Resident in Hong Kong

austin      beijing      boston      brussels       hong kong      london       los angeles      new york      palo alto
san diego      san francisco      seattle      shanghai       washington, dc      wilmington, de

We have examined the Registration Statement, including the exhibits thereto, and such other documents, corporate records, and instruments and have examined such laws and regulations as we have deemed necessary for purposes of rendering the opinions set forth herein.

We express no opinion as to any matter relating to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the federal securities laws of the United States of America.

Our opinion below is qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, usury, fraudulent conveyance or similar laws affecting the rights of creditors generally, and (ii) by general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity. Furthermore, we express no opinion as to the availability of any equitable or specific remedy, or as to the successful assertion of any equitable defense, upon any breach of any agreements or obligations referred to therein, or any other matters, inasmuch as the availability of such remedies or defenses may be subject to the discretion of a court. We express no opinion as to the enforceability of any indemnification provision, or as to the enforceability of any provision that may be deemed to constitute liquidated damages.

Based upon and subject to the foregoing, we are of the opinion that when the Warrants have been duly executed and delivered by the Company against payment of the consideration therefor in the circumstances contemplated by the form of the placement agency agreement filed as an exhibit to the Registration Statement, such Warrants will constitute binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus contained therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Sections 7 and 11 of the Securities Act or the rules and regulations of the Securities and Exchange Commission thereunder.

*      *      *

This opinion letter is given to you solely for use in connection with the offer and sale of the Securities while the Registration Statement is in effect and may not be relied upon by any other person or for any other purpose without our prior written consent. We assume no obligation to inform you of any facts, circumstances, events or changes in the law that may arise or be brought to our attention after the date of this opinion letter that may alter, affect or modify the opinions or statements expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Securities or the Registration Statement.

Very truly yours,

/s/ Wilson Sonsini Goodrich & Rosati

WILSON SONSINI GOODRICH & ROSATI